EXHIBIT 99.2



                      INSpire Insurance Solutions Announces
             Restructured Contract With Arrowhead Claims Management

New Agreement Saves INSpire Approximately $3.3 Million in 2002

         FORT WORTH, Texas, Jan. 18 /PRNewswire-FirstCall/ -- INSpire Insurance Solutions (Nasdaq: NSPR - news), a leader in property and casualty software systems and business process outsourcing, announced today that it has entered into a new agreement with Arrowhead Claims Management, Inc. (ACM) that alters an existing claims administration agreement with ACM. Under the terms of the new agreement, INSpire will eliminate approximately $3.3 million in losses that it otherwise would have incurred in 2002. This new agreement does not impact the policy services INSpire currently provides to Arrowhead General Insurance Agency, Inc., which is INSpire's largest customer.

         INSpire will continue to administer commercial and personal property claims on behalf of ACM, but has transitioned personal auto claims administration to ACM. Under a new seven-year contract, INSpire will provide ASP-based technology services to allow ACM to use INSpire's Claims system to adjust personal auto claims.

         The transition of the personal auto claims processing services to ACM will have an approximately $3.3 million net positive impact on INSpire's 2002 results. The new agreement will result in a $9.7 million reduction in INSpire's personal auto claims revenues in 2002. Associated expenses in 2001 totaled $13.1 million. INSpire will not incur any extraordinary charges associated with the transaction, because the goodwill and other costs associated with the personal auto claims business were written off in the third quarter of 2001. INSpire estimates that it will incur $100,000 in severance expenses.

         "ACM has been a valued INSpire customer since 1998," said Richard Marxen, INSpire CEO. "This is a change both companies wanted to make and we are glad to continue to work together in a manner that is an improvement for both of us."

         "INSpire continues to provide adjusting services on commercial lines and personal property claims for ACM. We are looking forward to receiving an excellent standard of service from INSpire in these two key areas of our business," said Kevin McDonald, ACM's president and CEO.



About INSpire Insurance Solutions



INSpire Insurance Solutions, Inc. offers policy and claims administration solutions for property and casualty insurance carriers, managing general agencies, and brokers. As one of the foremost providers of integrated software systems and turnkey business process outsourcing, INSpire serves clients with needs to enter new markets quickly, reduce expenses, increase customer satisfaction and focus on core competencies. Additional information can be obtained from INSpire's Web site at www.nspr.com or by calling 817-348-3999.



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This  press  release  contains  certain  forward-looking  statements  within the meaning  of  Section  27A of  the  Securities  Act  of  1933,  as  amended  (the
"Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend," and similar expressions, as they relate to
INSpire  or  its  management,   identify   forward-looking   statements.   These
forward-looking  statements  are based on  information  currently  available  to
INSpire's  management.   Actual  results  could  differ  materially  from  those
contemplated by the forward-looking statements as a result of certain factors, including but not limited to: difficulties associated with growth, INSpire's dependence on major customers and limited operating history, technological change, competitive factors and pricing pressures, product development risks, changes in legal and regulatory requirements, general economic conditions and other factors. Such statements reflect the current views of INSpire's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of INSpire. All subsequent written and oral forward-looking statements attributable to INSpire, or persons acting on its behalf, are expressly qualified in their entirety by this paragraph. In the context of forward-looking information provided in this press release, reference is made to the discussion of risk factors detailed in the company's filings with the Securities and Exchange Commission during the past 12 months.